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                                                                    EXHIBIT 10.5

         QWEST COMMUNICATIONS CORPORATION, ORION TECHNOLOGIES, INC. AND GLOBALINX, INC. FORBEARANCE, REPAYMENT, SETTLEMENT AND RELEASE
                                    AGREEMENT



        This Forbearance, Repayment, Settlement and Release Agreement (the "Settlement Agreement") is entered into by and between Qwest Communications Corporation ("Qwest") located at 555 17th Street, Denver, Colorado 80202, Orion Technologies, Inc. ("Orion"), the parent company of Globalinx, Inc. located at 1133 21st Street, N.W., 8th Floor, Washington D.C. 20036 and Globalinx, Inc., the successor in interest to Erbia Networks, Inc. ("Erbia") located at 1483 Chain Bridge Road, Suite 300, McLean, Virginia 22101. All references to each party set forth above include its businesses, agents, affiliates, successors, and assigns.


        FOR VALUE RECEIVED and in consideration of the mutual covenants and agreements contained herein, the parties intending to be legally bound, agree to the resolution, compromise, and settlement of certain disputes, claims, and controversies which are more particularly described below, on the following terms and conditions:


1. In consideration of the forgoing including but not limited to forbearance of Qwest's legal right to commence litigation, Orion and Globalinx, hereby release, forever quitclaim, and discharge Qwest , their officers, directors, employees, and affiliates, from any and all claims, causes of action, obligations, and liabilities of every kind and nature whatsoever for, on account of, and pertaining to Qwest's provisioning or rendering of, and invoicing for, telecommunications and other related services to Erbia pursuant to the Wholesale Services Agreement dated November 29, 2000 by and between Qwest and Erbia. This release and discharge from all claims and liabilities applies both as to all matters now known and as to all matters that may hereafter be discovered arising from the provisioning or rendering of, and invoicing for, telecommunications and other related services to Erbia as of the date of this Settlement Agreement.

2. At the closing of the acquisition of Erbia, Orion agrees to execute a Commercial Note, payable to the order of Qwest in the original principal amount of Five hundred thousand and 00/100 U.S. Dollars ($500,000.00), plus interest, (the "Qwest Arrearage") for telecommunication and related services provided by Qwest to Erbia through and including June 30, 2001 and agrees it owes the Qwest Arrearage.

3. Additionally, Orion agrees to issue to Qwest, Four hundred thousand and 00/100 U.S. Dollars ($400,000.00) in Orion shares payable in three equal installments, with the number of shares based upon a share price equal to the average closing price over the prior five trading days prior to payment. The shares will be issued one-third at closing, one-third ninety days later, and one-third another ninety days later.


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Qwest/Orion/Globalinx Settlement Agreement


        In addition, Erbia acknowledges it is indebted to Touch America in the amount of $31,982.80 for telecommunications and related services provided by TA to Erbia through and including June 30, 2001 ("TA Arrearage").

4.      Orion shall repay the Commercial Note and TA Arrearage as follows:

           -   $230,826.36 due on or before August 1, 2001 ($31,982.80 of which will be applied to fully cure the TA Arrearage, $174,676.90 for the Qwest invoices dated June 30, 2001, and $24,166.66 of which will be applied against the Commercial Note);
           -    $24,166.66 due on or before September 3, 2001;
           -    $24,166.66 due on or before October 1, 2001;
           -    $24,166.66 due on or before November 1, 2001;
           -    $24,166.66 due on or before December 3, 2001;
           -    $24,166.66 due on or before January 1, 2002;
           -    $65,000.00 due on or before February 1, 2002;
           -    $65,000.00 due on or before March 1, 2002;
           -    $65,000.00 due on or before April 1, 2002;
           -    $65,000.00 due on or before May 1, 2002;
           -    $65,000.00 due on or before June 3, 2002; and
           -    $65,000.00 due on or before July 1, 2002.

5.      Each installment payment shall be sent by wire transfer as follows:

        Qwest's account at National City Bank
        Louisville, Kentucky, USA
        Routing Number 083000056
        Credit (dollar amount) to Qwest DDA #354075341

6. Orion's failure to pay any installment when due and/or by wire as provided above may, at Qwest's sole discretion, result in the disconnection of all telecommunications services and will be an event of default under this Settlement Agreement, the Commercial Note and the Wholesale Service Agreement between Qwest and Erbia. In addition, in the event of default, the entire Qwest Arrearage and any other amounts due and owing for services provided to Erbia will accelerate and become due and payable, without further notice to Orion.

7. Upon execution of this Settlement Agreement, Orion and Globalinx hereby agree to timely pay Erbia's future invoices within thirty (30) days from the date of each invoice in accordance with the terms of the Wholesale Service Agreement, commencing with the June 30, 2001 invoice. Failure to pay Qwest invoices in full when due and/or by wire as provided above may, at Qwest's sole discretion, result in the disconnection of all telecommunications services and will be an event of default under this Settlement Agreement, the Commercial Note and the Wholesale Services Agreement.


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Qwest/Orion/Globalinx Settlement Agreement


8. In the event of a default under this Settlement Agreement, and in the event Qwest pursues any legal actions or remedies in an effort to collect all amounts remaining unpaid by Erbia, Globalinx or Orion, Orion and Globalinx hereby agree to pay to Qwest, in addition to all sums outstanding, their reasonable attorneys fees.

9. It is expressly agreed that this Settlement Agreement shall be binding on each party, its agents, affiliates, successors, and assigns.

10. Neither party nor their respective agents or employees will disclose the terms or substance of this Settlement Agreement to any third person, except for the parties' respective attorneys or accountants and in the event of a default by Globalinx or Orion.

11. The parties agree that this Settlement Agreement is being executed to settle this matter and the terms of this release do not constitute an admission by any party as to liability.

12. With execution of this Settlement Agreement, Qwest agrees that during the Forbearance Period, they shall forbear any actions to collect the Qwest Arrearage through the end of the Forbearance Period as defined herein. The Forbearance Period shall commence with the execution of this Settlement Agreement by Globalinx, Orion, and Qwest, and shall continue until the close of business when the Qwest Arrearage is paid in full, or on an earlier date, in the event any one of the payments due Qwest, as set forth in Paragraphs 4 and 7 hereof, is not paid in full to Qwest when due. If such payment, or a portion of such payment, is not paid when due, then the Forbearance Period shall terminate on the date said payment was due to be paid in full. (the "Forbearance Period").

13. The obligations, terms and conditions of the Wholesale Service Agreement remain in full force and effect except as amended hereto by this Settlement Agreement.

14. This Settlement constitutes the entire agreement and understanding between the parties and supersedes any prior settlement agreement, release, installment note, promise, and/or discussion, including all prior settlement discussions and conversations between Orion or Globalinx and Qwest personnel, whether written or verbal, concerning this matter. This Settlement Agreement shall be governed by the laws of the Commonwealth of Virginia.

15. Each party represents that the person executing this Settlement Agreement has been duly authorized by the party to execute and enter into this Settlement Agreement on behalf of that party. Orion Globalinx, and Erbia represent that they have not assigned, conveyed, pledged, or otherwise transferred to any person or entity any claim, asserted or unasserted that Orion, Globalinx or Erbia may have against Qwest arising from the provisioning of telecommunications and other related services.

17. This Settlement Agreement may be executed in counterparts and facsimile signatures shall have the same force and effect as original signatures.


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Qwest/Orion/Globalinx Settlement Agreement


This Forbearance, Repayment, Settlement and Release Agreement is hereby signed and effective as of the date of execution by Qwest.


Orion Technologies, Inc.                  Globalinx, Inc.

By:                                       By:
   ---------------------------------         ---------------------------------

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Name and Title                            Name and Title

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Date                                      Date


Qwest Communications Corporation
By:
   ---------------------------------

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Name and Title

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Date



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